Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

hopTo Inc.

Concord, NH

We hereby consent to the inclusion in this Registration Statement on Form S-1 (File Number 333-     ) of our report dated April 17, 2018, relating to the consolidated financial statements of hopTo Inc., appearing in the Annual Report on Form 10-K of hopTo Inc. for the year ended December 31, 2017.

We also consent to the reference to us under the caption “Experts” in this Registration Statement on Form S-1 (File Number 333-     ).

/s/ Macias Gini & O’Connell LLP
Macias Gini & O’Connell LLP
Sacramento, California

August 16, 2018